Exhibit 99.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.

COMBINED COMPANY PRELIMINARY SUPPLEMENTAL INFORMATION – UNAUDITED

Issuer Solutions Business Acquisition and Worldpay Disposition

On January 9, 2026, Fidelity National Information Services, Inc., a Georgia corporation (“FIS” or the “Company”), completed its previously announced (i) acquisition of the Issuer Solutions business (the “Issuer Solutions Business” or “Issuer Solutions”) from Global Payments Inc., a Georgia corporation (“Global Payments”), and (ii) sale of all of its equity interests in Worldpay Holdco, LLC, a Delaware limited liability company (“Worldpay”), pursuant to the transaction agreement (the “FIS Transaction Agreement”) entered into on April 17, 2025, by and among FIS, Global Payments, Total System Services LLC, a Delaware limited liability company (the “Purchased Entity”), and Worldpay.

Concurrently with the consummation of the transactions contemplated by the FIS Transaction Agreement, Global Payments completed the acquisition of 100% of the issued and outstanding equity interests of Worldpay that were not owned by FIS, pursuant to the transaction agreement (the “GTCR Transaction Agreement” and together with the FIS Transaction Agreement, the “Transaction Agreements”), entered into on April 17, 2025, by and among Global Payments, Worldpay, certain affiliates of GTCR LLC (“GTCR”) and certain other parties thereto.

Upon the terms and subject to the conditions set forth in the FIS Transaction Agreement, FIS acquired from Global Payments the Issuer Solutions Business through the acquisition of 100% of the issued and outstanding equity interests of the Purchased Entity (the “Issuer Solutions Acquisition”). As consideration for the Issuer Solutions Acquisition, FIS (i) sold to Global Payments its remaining equity interests in Worldpay (the “Worldpay Disposition”) and (ii) paid approximately $7.7 billion in cash, representing the excess of the purchase price payable by FIS in respect of the Issuer Solutions Acquisition over the purchase price payable by Global Payments in respect of the Worldpay Disposition. The cash payment amount is subject to customary post-closing adjustments in respect of the respective purchase price for each of Worldpay and the Issuer Solutions Business.

The purchase price paid by Global Payments in respect of Worldpay was based on a $24.25 billion enterprise valuation of Worldpay, and the purchase price paid by FIS in respect of the Issuer Solutions Business was based on a $13.5 billion enterprise valuation of the Issuer Solutions Business, in each case, subject to customary adjustments for the cash, debt and working capital (relative to a target) of Worldpay and the Issuer Solutions Business, respectively, as of the closing of the transactions contemplated by the FIS Transaction Agreement and the GTCR Transaction Agreement (the “Closing”).

Following the Closing, the results of operations and financial position of the Issuer Solutions Business will be included in the consolidated results of FIS from and after the date of acquisition, and FIS will no longer recognize its equity method investment in Worldpay.

Supplemental Financial Data

Due to the financial impact of the transactions described above, FIS management desires to furnish investors with the additional information set forth herein to improve the understanding of the Company’s operating performance. The purpose of the schedules included in this Exhibit 99.1 is to recalculate certain non-GAAP measures of the Company’s historical financial performance on an adjusted combined company basis for the fiscal years ended December 31, 2024 and 2025, and the related quarters for 2025.

The Company has derived certain non-GAAP measures from unaudited pro forma condensed combined financial information of FIS and the Issuer Solutions Business and notes thereto prepared in accordance with Article 11 of Regulation S-X for the year ended December 31, 2025 in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on February 24, 2026. This Exhibit 99.1 to this Current Report on Form 8-K includes certain non-GAAP measures that are not in conformity with U.S. generally accepted accounting principles (“GAAP”), including Adjusted Combined EBITDA and Adjusted Combined EBITDA Margin. The content of the Exhibits are as follows:

•	Exhibit A shows Pro Forma Combined Revenue, Adjusted Combined EBITDA, and Adjusted Combined EBITDA Margin, including combined company non-GAAP adjustments;

•

Exhibit B shows Pro Forma Combined Revenue, Adjusted Combined EBITDA, and Adjusted Combined EBITDA Margin on a segment basis under the new segment reporting structure that the Company is expected to use on a go-forward basis. As a result of the Company’s acquisition of the Issuer Solutions Business, the Company expects to reorganize its reportable segments to include the Issuer Solutions Business within the Banking Solutions segment and to move certain of the Company’s existing business lines between Banking Solutions, Capital Market Solutions and the Corporate and Other segment.

The unaudited adjusted combined financial information is presented for illustrative purposes only and does not reflect the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented and is not necessarily indicative of the future results of operations of the Company.

FIS Use of Non-GAAP Financial Information

GAAP is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include Adjusted Combined EBITDA and Adjusted Combined EBITDA Margin. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted Combined EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses on a total company combined basis. These excluded costs generally include purchase price amortization of acquired intangible assets, as well as acquisition, integration and certain other costs and asset impairments.

Adjusted Combined EBITDA Margin reflects Adjusted Combined EBITDA, as defined above, divided by Pro Forma Combined Revenue.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

COMBINED COMPANY PRELIMINARY SUPPLEMENTAL INFORMATION – UNAUDITED

Exhibit Index

Exhibit A	Pro Forma Combined Revenue, Adjusted Combined EBITDA, and Adjusted Combined EBITDA Margin— Unaudited

Exhibit B	Pro Forma Combined Revenue, Adjusted Combined EBITDA, and Adjusted Combined EBITDA Margin by Segment — Unaudited

FIDELITY NATIONAL INFORMATION SERVICES, INC.

PRO FORMA COMBINED REVENUE, ADJUSTED COMBINED EBITDA, AND ADJUSTED COMBINED EBITDA

MARGIN — UNAUDITED

Exhibit A

(In millions)	FY 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
FIS Revenue	$10,127	$2,532	$2,616	$2,717	$2,812	10,677
Issuer Solutions Revenue	2,393	598	615	640	656	2,509

Pro Forma Combined Revenue (a)	$12,520	$3,130	$3,231	$3,357	$3,468	$13,186

Pro Forma Combined Operating Income (a)	2,056	431	505	563	647	2,146
Non-GAAP Adjustments:
Depreciation and amortization, excluding purchase accounting amortization	1,168	310	332	328	344	1,314
Purchase accounting amortization (b)	1,038	259	264	264	243	1,030
Removal of Issuer Solutions corporate allocations (c)	166	57	43	42	41	183
Issuer Solutions TSA and corporate overhead (c)	(61)	(15)	(15)	(15)	(16)	(61)
Adjustment to Issuer Solutions stock-based compensation (d)	(14)	1	(5)	(6)	(4)	(14)
Acquisition, integration and other costs (e)	735	168	188	230	229	815
Asset Impairments (f)	56	2	—	2	14	18
Indirect Worldpay business support costs (g)	14	—	—	—	—	—

Adjusted Combined EBITDA	$5,158	$1,213	$1,312	$1,408	$1,498	$5,431

Adjusted Combined EBITDA Margin	41.2%	38.8%	40.6%	41.9%	43.2%	41.2%

FIS Adjusted EBITDA	4,136	958	1,041	1,135	1,196	4,331
Issuer Solutions Adjusted EBITDA	1,022	255	271	273	302	1,100

Adjusted Combined EBITDA	$5,158	$1,213	$1,312	$1,408	$1,498	$5,431

Amounts may not sum or calculate due to rounding.

See Notes to Exhibit A and B

FIDELITY NATIONAL INFORMATION SERVICES, INC.

PRO FORMA COMBINED REVENUE, ADJUSTED COMBINED EBITDA, AND ADJUSTED COMBINED EBITDA

MARGIN BY SEGMENT — UNAUDITED

Exhibit B

(In millions)	FY 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Banking Solutions	$8,951	$2,231	$2,335	$2,451	$2,446	$9,463
Banking	3,639	951	949	1,019	1,027	3,946
Payments (h)	5,312	1,280	1,386	1,432	1,419	5,517
Capital Market Solutions	3,039	787	783	799	898	3,267
Corporate and Other	530	112	113	107	124	456

Pro Forma Combined Revenue (a)	$12,520	$3,130	$3,231	$3,357	$3,468	$13,186

Banking Solutions (h)	$3,944	$920	$1,027	$1,109	$1,106	$4,162
Capital Market Solutions	1,629	393	409	417	528	1,747
Corporate and Other	(415)	(100)	(124)	(118)	(136)	(478)

Adjusted Combined EBITDA	$5,158	$1,213	$1,312	$1,408	$1,498	$5,431

Banking Solutions (h)	44.1%	41.2%	44.0%	45.2%	45.2%	44.0%
Capital Market Solutions	53.6%	49.9%	52.2%	52.2%	58.8%	53.5%
Adjusted Combined EBITDA Margin	41.2%	38.8%	40.6%	41.9%	43.2%	41.2%
Issuer Solutions Revenue	$2,393	$598	$615	$640	$656	$2,509
Issuer Solutions Adjusted EBITDA	$1,022	$255	$271	$273	$302	$1,100

Amounts may not sum or calculate due to rounding.

See Notes to Exhibit A and B.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

COMBINED COMPANY PRELIMINARY SUPPLEMENTAL INFORMATION – UNAUDITED

Notes to Exhibit A and B

(a) Quarterization of FIS’ annual unaudited pro forma condensed combined statements of earnings (loss) for the year ended December 31, 2025. The annual unaudited pro forma condensed combined statements of earnings (loss) for the year ended December 31, 2025 was prepared in accordance with Article 11 of Regulation S-X in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on February 24, 2026, to which represents the historical consolidated statements of earnings of FIS and the combined statements of income of the Issuer Solutions Business giving effect to the transactions as if they had occurred on January 1, 2025. Additionally, the 2024 annual period was prepared in accordance with Article 11 of Regulation S-X as if the transactions occurred on January 1, 2024.

(b) This item represents purchase price amortization expense on all intangible assets acquired through various acquisitions including the preliminary amounts estimated for the Issuer Solutions Business acquisition, including customer relationships, contract value, trademarks and tradenames, non-compete agreements and technology assets acquired. The Company has excluded the impact of purchase accounting amortization of intangibles as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Purchase accounting amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in purchase price amortization of future intangible assets.

(c) These items represent the reversal of corporate allocations to the Issuer Solutions Business under periods of Global Payments ownership not expected to recur following the Issuer Solutions Business acquisition, partially offset by expected costs under transition services agreements and corporate overhead.

(d) This item represents the expected stock-based compensation to employees of the Issuer Solutions Business.

(e) Acquisition, integration, and other costs include expenses incurred by both FIS and the Issuer Solutions Business in connection with completed and pending acquisitions, integration of acquired businesses, enterprise transformation initiatives (including platform modernization), severance and termination costs, separation of the Worldpay Merchant Solutions business, incremental stock-based compensation related to specific programs, divestiture-related costs, and other enterprise cost control and strategic initiatives.

(f) There were no material impairments during the quarterly and year-to-date periods for fiscal year 2025. The year ended December 31, 2024 included impairments primarily related to the termination of certain internally developed software projects.

(g) This item represents historical FIS costs that were incurred in support of the Worldpay Merchant Solutions business prior to the separation but are not directly attributable to it and thus were not recorded in discontinued operations. The Company was reimbursed for these expenses as part of transition services agreements and/or eliminated them post separation; therefore, the expenses have been adjusted out of continuing operations and added to discontinued operations.

(h) The Issuer Solutions Business has been included within the Banking Solutions segment within Payments.